UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 3, 2008
DYNAMEX INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21057	86-0712225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5429 LBJ Freeway, Suite 1000		75240
Dallas, Texas		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(214) 560-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Samuel T. Hicks is retiring from his position as Corporate Controller of Dynamex Inc. effective June 13, 2008. Mr. Hicks joined the Company in July 2005 and was elected Corporate Controller on September 21, 2005.
On June 3, 2008, the Company’s Board of Directors elected Gilbert Jones, age 47, to the position of Corporate Controller effective June 13, 2008. Mr. Jones primary responsibilities include management of general accounting, budget, payroll and financial reporting. Mr. Jones is a Certified Public Accountant. Mr. Jones was Assistant Controller of the Company from November 2006 until present. Prior to joining Dynamex Inc. Mr. Jones was Controller for Abengoa Bioenergy Corp.; an ethanol manufacturer and the United States of America subsidiary of Spain based Abengoa S.A. publicly registered in Spain, from 2004 to 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMEX INC.
Dated: June 3, 2008	By:	/s/ Ray E Schmitz
Ray E. Schmitz
Vice President and Chief Financial Officer